EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-42789) and in the Registration Statements on Form S-8 (Nos. 333-62117, 33-81486 and 333-04555) of Applied Biometrics, Inc. of our report dated March 18, 1999 which appears on page F-2 of this Form 10-K.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 26, 1999